UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2020
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Annual Long-Term Incentive Awards

On August 6, 2020, the Compensation and Leadership Resources Committee (“Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved equity awards to each of the named executive officers (as set forth in the Company’s most recent proxy statement filed on March 26, 2020, “NEO”) having the following target award values (“Target Value”):

Name and Title	Target Value
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	$2,800,000
Rick Bergman, Executive Vice President, Computing and Graphics Business Group	$2,700,000
Darren Grasby, Senior Vice President and Chief Sales Officer	$3,000,000
Mark D. Papermaster, Chief Technology Officer and Executive Vice President, Technology and Engineering	$3,600,000

On August 7, 2020, the Board of Directors of the Company approved an equity award to Dr. Lisa T. Su having the following Target Value:

Name and Title	Target Value
Lisa T. Su, President and Chief Executive Officer	$13,845,000

The Target Value of each equity award will be converted into a mix of (i) performance-based restricted stock units (“PRSUs”), (ii) time-based stock options (“Stock Options”) and (iii) time-based restricted stock units (“RSUs”) that will be granted on August 9, 2020 (the “Grant Date”) under the terms of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated. Each PRSU and RSU represents the right to receive one share of the Company’s common stock upon vesting and settlement of the PRSU or RSU (as applicable).

The target number of PRSUs will be determined by dividing 50% of the Target Value by the average closing price of the Company’s stock over the 30 trading-day average period ending on the Grant Date (but not less than $20.00) (the “Conversion Price”). The number of Stock Options will be determined by converting 25% of the Target Value using the Conversion Price and a valuation factor determined in accordance with the Company’s equity valuation practices. The number of RSUs will be determined by dividing 25% of Target Value by the Conversion Price.

Each NEO will earn between 0% and 200% of his/her target number of PRSUs depending on the return on the Company’s stock price relative to the return on the S&P 500 Index, in each case over the performance period that begins on August 9, 2020 and ends on August 9, 2023 (as applicable, the “Performance Period”). In addition, each NEO will earn a number of PRSUs equal to 0%, 25% or 50% of the number of PRSUs (if any) earned depending on the Company’s non-GAAP earnings per share (“EPS”) growth from its 2020 to 2022 fiscal years. In no event, however, will the combined number of PRSUs earned by a NEO exceed 250% of his/her target number of PRSUs. If the return on the Company’s stock price over the Performance Period is negative, then the total number of PRSUs earned by each NEO will be reduced by 50%. Vesting of any earned PRSUs is subject to the NEO’s continued provision of services to the Company through August 9, 2023. Earned and vested PRSUs will generally be settled on August 16, 2023.

The Stock Options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the Grant Date and will have a term of seven years. Stock Options and RSUs vest 1/3 on each of August 9, 2021, August 9, 2022 and August 9, 2023.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Corporate Secretary